EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tektronix, Inc. on Form S-8 of our report dated June 24, 1998, appearing in the Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 30, 1998.


DELOITTE & TOUCHE LLP

Portland, Oregon
Deember 9, 1998